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                                                           EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP


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                                                           EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment
No. 5 to the Registration Statement on Form S-1 (Nos. 333-83011, 333-83015, and 333-83017) of our reports dated February 24, 2003, relating to financial statements of Series D, Series E and Series F of World Monitor Trust II, and our report dated February 24, 2003 relating to the statement of financial condition of Prudential Securities Futures Management, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


New York, New York
March 14, 2003